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Filed pursuant to Rule 424(b)(3)
Registration File No. 333-124488

Prospectus

UNIFY CORPORATION
2,020,833 Shares of Common Stock

        The selling stockholders of Unify Corporation listed herein or their transferees may dispose of their shares covered by this prospectus, for their own account. The number of shares covered by this prospectus includes shares of common stock that are issuable upon the attainment of certain service time and performance goals under that certain Stock Purchase Agreement between us and the selling stockholders. The prices at which the selling stockholders or their transferees may dispose of their Unify shares or interests therein may be at fixed prices, at the prevailing market price for the shares, at prices related to such market price, at varying prices or at negotiated prices. Information regarding the selling stockholders and the times and manner in which they may dispose of the shares or interests therein under this prospectus is provided under "Selling Stockholders" and "Plan of Distribution" in this prospectus. We will not receive any proceeds from such dispositions.

        Our common stock is quoted on the Over-the-Counter Electronic Bulletin Board (the "OTCBB") under the symbol "UNFY." On August 19, 2005, the last reported sale price of common stock on the OTCBB was $0.38 per share. The 2,020,833 shares of common stock not previously registered for resale which are covered by this prospectus represent approximately 6.8% of our total outstanding equity securities. Registering such a large percentage of our total outstanding securities may have an adverse effect on the market price for our common stock.

        This prospectus is accompanied by a copy of our annual report on Form 10-K for the fiscal year ended April 30, 2005 and our definitive proxy statement filed August 12, 2005.

        Investing in the common stock covered by this prospectus is highly speculative and involves a high degree of risk. You should purchase these securities only if you can afford a complete loss of your investment. Please see the "Risk Factors" section of this prospectus beginning on page 2 which describes the specific risks associated with an investment in our company as well as with these particular securities.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passes upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this Prospectus is August 26, 2005

        You may rely only on the information contained in this prospectus. We have not authorized anyone to provide information or to make representations not contained in this prospectus. This prospectus is neither an offer to sell nor a solicitation of an offer to buy any securities other than those registered by this prospectus, nor is it an offer to sell or a solicitation of an offer to buy securities where an offer or solicitation would be unlawful. Neither the delivery of this prospectus, nor any sale made under this prospectus, means that the information contained in this prospectus is correct as of any time after the date of this prospectus.

        Unless the context otherwise requires, the terms "we," "our," "Unify" and "the Company" refer to Unify Corporation, a Delaware corporation, and its subsidiaries.

SUMMARY

Our Company

        Unify provides business process automation software solutions, including applications for specialty markets within the insurance and transportation industries. Our solutions deliver a broad set of capabilities for automating business processes, integrating existing information systems and delivering collaborative information. Through our industry expertise and technologies, we help organizations reduce risk, drive business optimization, apply governance principles, and increase customer and member services.

        Our products include vertical application software for the alternative risk insurance market and transportation labor standards, and infrastructure and database software that helps our customers build business process automation solutions and information-rich and database-driven applications. Our products enable organizations to rapidly, efficiently and seamlessly deliver the right information to the right people at the right time. By consolidating, automating and managing data, our customers see increases in efficiencies and services, as well as reductions in costs.

        In February 2005, we acquired privately-held Acuitrek Inc., a provider of policy administration and underwriting solutions for the alternative risk management market. The acquisition was the result of our strategy to penetrate specialty, underserved markets with our solutions. As a result, Unify now offers solutions in the alternative risk market, in particular public entity risk pools made up of cities, counties, special districts, third party administrators and insurance carriers that administer self-insurance funds for public entities.

        Our customers also include corporate information technology departments ("IT"), software value added resellers ("VARs"), solutions integrators ("SIs") and independent software vendors ("ISVs") from a variety of industries, including insurance, financial services, healthcare, government, manufacturing and many other industries. We are headquartered in Sacramento, California with a subsidiary office in Paris, France and sales offices in the United Kingdom ("UK") and Australia. We market and sell products directly in the United States, UK, France and Australia, and indirectly through worldwide distributors in Japan, Russia, South Africa, Italy, Brazil and Latin America with customers in more than 45 countries.

        Our mission is to deliver infrastructure and application software solutions that give customers transactional efficiency, a rich user experience and quality information cost effectively and with a high degree of customer satisfaction. Our strategy is to leverage our award-winning technology with our newly acquired vertical applications to deliver a broad set of solutions to the market that streamline and automate processes and workflow; present rich user experiences; and deliver consolidated information from multiple sources. We believe that by integrating our technology and applications, we have created a unique and compelling offering in our marketplace. By combining best-of-breed capabilities, we offer customers a better way to manage, integrate, view and report data to help them drive their business objectives.

        Over the past five years we have expanded our product offering from the ACCELL, DataServer and Vision suite of products to the Unify NXJ, NavRisk and ViaMode products. We are organized into two business units comprised of the Insurance Risk Management division and the Unify Business Solutions division.

        Unify was incorporated in Delaware on April 10, 1996. Our principal executive office is located at 2101 Arena Blvd. Suite 100, Sacramento, California 95834. Our telephone number is (916) 928-6400 and our website address is http://www.unify.com. Information contained in our website is not a part of this prospectus.

The Offering

        On February 2, 2005 we entered into an agreement with Daniel and Carrie Romine (the "Sellers") pursuant to which Unify acquired all of the issued and outstanding equity securities of Acuitrek. Under the terms of the agreement, Unify made an initial payment to the stockholders of $455,000 (which included 520,833 shares of Common Stock), and over the next three years has agreed to make retention-based earn-out payments of $1.1 million and potential performance-based earn-out payments, all to be paid with 50 percent cash and 50 percent Unify common stock (assuming profitability of the Acuitrek division). Unify has agreed to register the shares issuable under the Agreement pursuant to a Registration Rights Agreement with the Sellers. This prospectus covers the disposition by the selling stockholders or their transferees of up to 2,020,833 shares of our common stock. Shares issuable in the future to the Sellers are based on the market value of the Unify common stock at the time of issuance. For purposes of this Prospectus we have estimated the maximum number of shares issuable to the Sellers assuming all retention and performance earn-out goals are met and assuming a market value at the time of issuance of $0.50 per share.

RISK FACTORS

        In addition to the other information in this prospectus or included with this prospectus, you should consider carefully the following factors in evaluating Unify and our business before purchasing the common stock offered by this prospectus:

We are dependent on acceptance of our applications and business process automation products as well as the growth of the market.

        We expect our applications business to account for an increasing percentage of future revenues and accordingly, we are devoting a substantial portion of our resources in the building of the sales model and marketing programs to gain market acceptance for it. As a result, factors adversely affecting the pricing of or demand for our NavRisk or ViaMode applications or for the Unify NXJ business process automation platform, such as, but not limited to, competition and technological change, would have an adverse effect on our business, operating results and financial condition. There can be no assurance that we will successfully market and sell these new products or enhanced versions of our existing products. See "Management's Discussion and Analysis of Financial Condition and Results of Operations—Overview;" "Business—Products" and "—Product Development."

        If our customers are not able to successfully implement NavRisk, ViaMode or Unify NXJ applications, the viability of our products could be questioned and our reputation could be damaged, which could have adverse effects on our business, operating results and financial condition. In addition, we expect that a significant percentage of future revenues will continue to be derived from sales to existing customers. If these existing customers purchase competitive products, or have difficulty deploying applications built with Unify's products, our relationships with these customers, revenues from sales of our products and other products and the Company's business, operating results and financial condition could be adversely affected. See "Selected Financial Data" and "Management's Discussion and Analysis of Financial Condition and Results of Operations."

        There can be no assurance that the market for our products will continue to grow. If these markets fail to grow, or grow more slowly than we currently anticipate, our business, operating results, and financial condition could be adversely affected.

We are subject to intense competition.

        We have experienced and expect to continue to experience intense competition from current and future competitors including CSC, Valley Oak, BEA, IBM, Microsoft, FileNet Corporation, Pegasystems and Oracle.

        Often, these competitors have significantly greater financial, technical, marketing and other resources than Unify, in addition to having greater name recognition and more extensive customer bases. As a result, our competitors may be able to respond more quickly to new or emerging technologies and changes in customer requirements or devote greater resources to the development, promotion and sale of their products than we can.

        We expect to face additional competition as other established and emerging companies enter the policy administration and underwriting applications market and the business process market, and as new products and technologies are introduced. Increased competition could result in price reductions, fewer customer orders, reduced gross margins and loss of market share, any one of which could adversely affect our business, operating results and financial condition.

        In addition, current and potential competitors may make strategic acquisitions or establish cooperative relationships among themselves or with third parties, thereby increasing the ability of their products to address the needs of our prospective customers. Accordingly, it is possible that new competitors or alliances among current and new competitors may emerge and rapidly gain significant market share. Such competition could adversely affect our ability to sell additional licenses and maintenance and support renewals on terms favorable to us. Further, competitive pressures could require us to reduce the price of our products and related services, which could adversely affect our business, operating results, and financial condition. There can be no assurance that we will be able to compete successfully against current and future competition, and the failure to do so would have an adverse effect upon our business, operating results and financial condition. See "Business—Competition."

The markets in which we compete are subject to rapid technological change.

        The applications software market in which we compete is characterized by rapid technological change, frequent introductions of new and enhanced products, changes in customer demands and evolving industry standards. The introduction of products embodying new technologies and the emergence of new industry standards can render existing products obsolete and unmarketable.

        Our future success will depend in part upon our ability to address the increasingly sophisticated needs of customers by developing new product functionality and enhancements that keep pace with technological developments, emerging industry standards and customer requirements.

        There can be no assurance that NavRisk, ViaMode and Unify NXJ will continue to be perceived by our customers as technologically advantageous or that we will not experience difficulties that delay or prevent the sale of enhancements to existing products that meet with a significant degree of market acceptance. If the release dates of any future product enhancements, or new products are delayed or if when released they fail to achieve market acceptance, our business, operating results, and financial condition would be adversely affected. See "Business—Product Development."

We are dependent on indirect sales channels.

        A significant portion of our revenues are derived from indirect sales channels, including ISVs, VARs and distributors. ISVs, VARs and distributors accounted for approximately 51%, 62% and 54% of our software license revenues for fiscal 2005, 2004 and 2003, respectively. Our success therefore depends in part upon the performance of our indirect sales channels, over which we have limited influence. Our ability to achieve significant revenue growth in the future depends in part on maintaining and expanding our indirect sales channels worldwide. The loss of any major partners, either to competitive products offered by other companies or to products developed internally by those partners, or the failure to attract effective new partners could have an adverse effect on our business, operating results, and financial condition. See "Business—Sales, Marketing and Distribution."

There are numerous risks associated with our international operations and sales.

        Revenues derived from our international customers accounted for 65%, 68% and 54% of our total revenues, with the remainder from North America, in fiscal 2005, 2004 and 2003, respectively. If the revenues generated by our international operations are not adequate to offset the expense of maintaining such operations, our overall business, operating results and financial condition will be adversely affected. There can be no assurance that we will continue to be able to successfully market, sell and deliver our products in these markets. Although we have had international operations for a number of years, there are certain unique business challenges and risks inherent in doing business outside of North America, and such challenges and risks can vary from region to region. These include unexpected changes in regulatory requirements; export restrictions, tariffs and other trade barriers; difficulties in staffing and managing foreign operations; longer payment cycles; problems in collecting accounts receivable; political instability; fluctuations in currency exchange rates; seasonal reductions in business activity during the summer months in Europe and other parts of the world; unfamiliar or unusual business practices; and potentially adverse tax consequences, any of which could adversely impact the success of our international operations. There can be no assurance that one or more of these factors will not have an adverse effect on our future international operations and, consequently, on our business, operating results and financial condition. In addition, the Company's subsidiaries and distributors in Europe and Japan operate in local currencies. If the value of the U.S. dollar increases relative to foreign currencies, our business, operating results and financial condition could be adversely affected. See "Management's Discussion and Analysis of Financial Condition and Results of Operations", "Business—Sales, Marketing and Distribution."

Our stock price may be subject to volatility.

        Unify's common stock price has been and is likely to continue to be subject to significant volatility. A variety of factors could cause the price of the common stock to fluctuate, perhaps substantially, including: announcements of developments related to our business; fluctuations in the operating results and order levels of Unify or its competitors'; general conditions in the computer industry or the worldwide economy; announcements of technological innovations; new products or product enhancements from us or our competitors; changes in financial estimates by securities analysts; developments in patent, copyright or other intellectual property rights; and developments in our relationships with our customers, distributors and suppliers; legal proceedings brought against the Company or its officers; and significant changes in our senior management team. In addition, in recent years the stock market in general, and the market for shares of equity securities of many high technology companies in particular, have experienced extreme price fluctuations which have often been unrelated to the operating performance of those companies. Such fluctuations may adversely affect the market price of our common stock.

        Unify's stock trades over the counter on the "bulletin board." Companies whose shares trade over-the-counter generally receive less analyst coverage and their shares are more thinly traded than stock that is traded on the Nasdaq National Market System or a major stock exchange. Our stock is therefore subject to greater price volatility than stock trading on national market systems or major exchanges.

Our quarterly operating results are subject to fluctuations and seasonal variability and quarterly results, including revenues, are therefore difficult to forecast.

        Unify's quarterly operating results have varied significantly in the past and we expect that they could vary significantly in the future. Such variations could result from the following factors: the size and timing of significant orders and their fulfillment; demand for our products; the quantity, timing and significance of our product enhancements and new product announcements or those of our competitors; our ability to attract and retain key employees; seasonality; changes in our pricing or our competitors'; realignments of our organizational structure; changes in the level of our operating expenses; incurrence of extraordinary operating expenses, changes in our sales incentive plans; budgeting cycles of our customers; customer order deferrals in anticipation of enhancements or new products offered by us or our competitors; product life cycles; product defects and other product quality problems; currency fluctuations; and general domestic and international economic and political conditions.

        Due to the foregoing factors, quarterly revenues and operating results are difficult to forecast. Revenues are also difficult to forecast because software technology is rapidly evolving, and our sales cycle, from initial evaluation to purchase and the providing of maintenance services, can be lengthy and varies substantially from customer to customer. Because we normally deliver products within a short time of receiving an order, we typically do not have a backlog of orders. As a result, to achieve our quarterly revenue objectives, we are dependent upon obtaining orders in any given quarter for shipment in that quarter. Furthermore, because many customers place orders toward the end of a fiscal quarter, we generally recognize a substantial portion of our revenues at the end of a quarter. Our expense levels largely reflect our expectations for future revenue and are therefore relatively fixed in the short term. If revenue levels fall below expectations, our operating results are likely to be disproportionately adversely affected.

        With the recent expansion into vertical application business with our NavRisk and ViaMode products, our ability to recognize revenue is contingent upon receiving customer acceptance at completion of the application implementation. Based on uncertainty regarding the timing of receiving this customer acceptance, we may experience fluctuations in the amount of revenue recognized quarterly, significantly affecting our financial performance quarter to quarter.

        We expect that our operating results will continue to be affected by the continually challenging IT economic environment as well as by seasonal trends. In particular, we anticipate relatively weak demand in the fiscal quarters ending July 31 and October 31 as a result of reduced business activity in Europe during the summer months.

Our products are subject to lengthy sales cycles.

        Our products are used to implement comprehensive solutions including policy administration and underwriting, transportation labor standards evaluations and process-centric, composite applications. As a result, the licensing and implementation of our applications and applications built using our products generally involve a five to ten week implementation time, a significant commitment of management attention and resources by prospective customers. Accordingly, our sales cycle is subject to delays associated with the long approval process that typically accompanies significant initiatives or capital expenditures. Our business, operating results, and financial condition could be adversely affected if customers reduce or delay orders. There can be no assurance that we will not continue to experience these and additional delays in the future. Such delays may contribute to significant fluctuations of quarterly operating results in the future and may adversely affect those results.

Our software products could contain defects and could be subject to potential release delays.

        Software products frequently contain errors or defects, especially when first introduced or when new versions or enhancements are released. Although we have not experienced adverse effects resulting from any such defects or errors to date, there can be no assurance that, despite testing by us and current and potential customers, defects and errors will not be found in current versions, new versions or enhancements after commencement of commercial shipments, resulting in loss of revenues, delay in market acceptance, or unexpected re-programming costs, which could have an adverse effect upon our business, operating results and financial condition. Additionally, if the release dates of any future Unify product line additions or enhancements are delayed or if when released they fail to achieve market acceptance, our business, operating results, financial condition and cash flows would be adversely affected. See "Business—Product Development."

Our license agreements may not protect us from product liability claims.

        The license agreements we have with our customers typically contain provisions designed to limit our exposure to potential product liability claims. It is possible, however, that the limitation of liability provisions contained in these license agreements may not be effective as a result of existing or future federal, state or local laws or ordinances or unfavorable judicial decisions. The sale and support of current and future products may involve the risk of such claims, any of which are likely to be substantial in light of the use of these products in the development of core business applications. A successful product liability claim brought against the Company could have an adverse effect upon our business, operating results, and financial condition.

We rely upon technology from certain third-party suppliers.

        Unify is dependent on third-party suppliers for software which is embedded in some of its products. Although we believe that the functionality provided by software which is licensed from third parties is obtainable from multiple sources or could be developed by the Company, if any such third-party licenses were terminated or not renewed or if these third parties fail to develop new products in a timely manner, we could be required to develop an alternative approach to developing such products, which could require payment of additional fees to third parties, internal development costs and delays and might not be successful in providing the same level of functionality. Such delays, increased costs or reduced functionality could adversely affect our business, operating results and financial condition. See "Business—Intellectual Property."

We may be subject to violations of our intellectual property rights.

        Unify relies on a combination of copyright, trademark and trade secret laws, non-disclosure agreements and other intellectual property protection methods to protect its proprietary technology. Despite our efforts to protect proprietary rights, unauthorized parties may attempt to copy aspects of our products or obtain and use information that we regard as proprietary. Policing unauthorized use of our products is difficult, and while we are unable to determine the extent to which piracy of our technology exists, piracy can be expected to be a persistent problem. In addition, the laws of some foreign countries do not protect our proprietary rights as fully as do the laws of the United States. There can be no assurance that our means of protecting our proprietary rights will be adequate and, to the extent such rights are not adequate, other companies could independently develop similar products using similar technology.

        Although there are no pending lawsuits against us regarding infringement of any existing patents or other intellectual property rights, and we have received no notices that we are infringing or allegedly infringing the intellectual property rights of others, there can be no assurance that such infringement claims will not be asserted by third parties in the future. If any such claims are asserted, there can be no assurance that we will be able to defend such claim or if necessary obtain licenses on reasonable terms. Our involvement in any patent dispute or other intellectual property dispute or action to protect trade secrets and know-how may have an adverse effect on our business, operating results, and financial condition. Adverse determinations in any litigation may subject us to significant liabilities to third parties, require that we seek licenses from third parties and prevent us from developing and selling our products. Any of these situations could have an adverse effect on our business, operating results, and financial condition. See "Business—Intellectual Property."

Our success is dependent upon the retention of key personnel and we may be unable to retain key employees.

        Our future performance depends on the continued service of key technical, sales and senior management personnel. With the exception of Unify's president and chief executive officer and the general manager of the Insurance Risk Management division who is the former president and chief executive officer of Acuitrek, there are no other Unify technical, sales, executive or senior management personnel bound by an employment agreement. The loss of the services of one or more of our officers or other key employees could seriously harm our business, operating results and financial condition. Future success also depends on our continuing ability to attract and retain highly qualified technical, sales and managerial personnel. Competition for such personnel is intense, and we may fail to retain its key technical, sales and managerial employees, or attract, assimilate or retain other highly qualified technical, sales and managerial personnel in the future.

Rapid growth may significantly strain the resources of the Company.

        If we are able to achieve rapid and successful market acceptance of our current and future products, we may undergo a period of rapid growth. This expansion may significantly strain management, financial, customer support, operational and other resources. To accommodate this anticipated growth, we are continuing to implement a variety of new and upgraded operating and financial systems, procedures and controls, including the improvement of our internal management systems. There can be no assurance that such efforts can be accomplished successfully. Any failure to expand these areas in an efficient manner could have an adverse effect on our business, operating results, and financial condition. Moreover, there can be no assurance that our systems, procedures and controls will be adequate to support our future operations.

Our disclosure controls and procedures and our internal control over financial reporting may not be effective to detect all errors or to detect and deter wrongdoing, fraud or improper activities in all instances.

        While we believe we currently have adequate internal control over financial reporting, our management does not expect that our disclosure controls and procedures or our internal control over financial reporting will prevent all errors and fraud. In designing our control systems, management recognizes that any control system, no matter how well designed and operated, can provide only reasonable, not absolute, assurance of achieving the desired control objectives. Further, the design of a control system must reflect the necessity of considering the cost-benefit relationship of possible controls and procedures. Because of inherent limitations in any control system, no evaluation of controls can provide absolute assurance that all control issues and instances of wrongdoing, if any, that may affect our operations have been detected. These inherent limitations include the realities that judgments in decision-making can be faulty, that breakdowns can occur because of simple error or mistake and that controls may be circumvented by individual acts by some person, by collusion of two or more people or by management's override of the control. The design of any control system also is based in part upon certain assumptions about the likelihood of a potential future event, and there can be no assurance that any design will succeed in achieving its stated goals under all potential future conditions. Because of the inherent limitations in cost-effective control systems, misstatements due to error or wrongdoing may occur and not be detected. Over time, it is also possible that controls may become inadequate because of changes in conditions that could not be, or were not, anticipated at inception or review of the control systems. Any breakdown in our control systems, whether or not foreseeable by management, could cause investors to lose confidence in the accuracy of our financial reporting and may have an adverse impact on our business and on the market price for Unify's common stock.

FORWARD-LOOKING INFORMATION

        This prospectus and certain documents incorporated by reference in this prospectus include forward-looking statements. These statements involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performances or achievements expressed or implied by the forward-looking statements. Forward-looking statements include, but are not limited to, statements about:

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  the current economic environment affecting us and the markets we serve;

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  sources of revenue and anticipated revenue, including the contribution from the growth of new products and markets;

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  our estimates regarding our liquidity and capital requirements;

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  marketing and commercialization of our products under development;

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  our ability to attract customers and the market acceptance of our products, especially in the face of competition;

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  results of any future litigation;

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  plans for future products and services and for enhancements of existing products and services; and

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  our intellectual property.

        When used in this prospectus, the words "anticipate," "believe," "estimate," "will," "may," "intend" and "expect" and similar expressions identify certain of such forward-looking statements. Although we believe that our plans, intentions and expectations reflected in such forward-looking statements are reasonable, we can give no assurance that such plans, intentions or expectations will be achieved. Actual results, performance or achievements could differ materially from historical results or those contemplated, expressed or implied by the forward-looking statements contained in this prospectus. These statements reflect our current views with respect to future events and are based on assumptions and subject to risks and uncertainties. Given these uncertainties, you should not place undue reliance on these forward-looking statements. Important factors that could cause actual results to differ materially from our forward-looking statements are set forth in this prospectus, including under the heading "Risk Factors" and others detailed from time to time in our periodic reports filed with the SEC. These forward-looking statements represent our estimates and assumptions only as of the date of this prospectus. Except as required by law, we undertake no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

USE OF PROCEEDS

        All net proceeds from the disposition of the common stock covered by this prospectus will go to the selling stockholders or their transferees. We will not receive any proceeds from any dispositions of common stock by any of the selling stockholders or their transferees.

DETERMINATION OF OFFERING PRICE

        The selling stockholders may dispose of the shares of common stock they currently own and shares of common stock they acquire through the Company's payment of the retention and performance based earn out payments pursuant to the Purchase Agreement on the OTC Bulletin Board or otherwise at fixed prices, at the prevailing market price for the shares, at prices related to such market price, at varying prices or at negotiated prices. See "Plan of Distribution."

SELLING STOCKHOLDERS

        The table below presents certain information about persons for whom we are registering the shares of our common stock pursuant to the registration statement of which this prospectus is a part. The table lists as of the date of this prospectus:

  1.
  the name of each selling stockholder;

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  the number of shares each selling stockholder beneficially owns;

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  how many shares of common stock the selling stockholder may dispose of under this prospectus; and

  4.
  assuming each selling stockholder sells all the shares listed next to its name, how many shares of common stock each selling stockholder will beneficially own after completion of the offering.

        Beneficial ownership is determined in accordance with rules promulgated by the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. This table is based upon information supplied to us by the selling stockholders and information filed with the SEC. Except as otherwise indicated, we believe that the persons or entities named in the table have sole voting and investment power with respect to all shares of the common stock shown as beneficially owned by them, subject to community property laws where applicable. The percent of beneficial ownership for each stockholder is based on 28,667,618 shares of our common stock outstanding as of July 15, 2005.

        We may amend or supplement this prospectus from time to time in the future to update or change this list of selling stockholders and shares which may be resold.

	Beneficial Ownership Prior to the Offering						Beneficial Ownership After the Offering
Selling Stockholder	Common Shares		Common Stock Issuable Under Purchase Agreement	Total Beneficially Owned	Percent	Shares to be Sold in the Offering	Shares	Percent
Daniel Romine(1)	599,232	(2)	1,439,830	2,039,062	6.8%	2,020,833	18,229	0.1%
Carrie Romine(1)	581,003		1,439,830	2,020,833	6.8%	2,020,833	0	—

(1)
Daniel Romine owns of record 290,501 shares of our common stock and Carrie Romine owns of record 290,502 shares of our common stock. Daniel and Carrie Romine are husband and wife and shares held by one of them are deemed beneficially owned by the other. The 1,439,830 shares issuable to the Romines under the purchase agreement represent the aggregate number of shares issuable to them together.

(2)
Includes 18,229 shares subject to options held by Mr. Romine exercisable within 60 days of July 30, 2005.

        On February 2, 2005 we entered into an agreement with Daniel and Carrie Romine (the "Sellers") pursuant to which Unify acquired all of the issued and outstanding equity securities of Acuitrek. Under the terms of the agreement, Unify made an initial payment to the stockholders of $455,000 (which included 520,833 shares of Common Stock), and over the next three years has agreed to make retention-based earn-out payments of $1.1 million and potential performance-based earn-out payments, all to be paid with 50 percent cash and 50 percent Unify common stock (assuming profitability of the Acuitrek division). Unify has agreed to register the shares issuable under the Agreement pursuant to a Registration Rights Agreement with the Sellers. Shares issuable in the future to the Sellers are based on the market value of the Unify common stock at the time of issuance. For purposes of this Prospectus, we have estimated the maximum number of shares issuable to the Sellers assuming all retention and performance earn-out goals are met, the Acuitrek division is profitable and the market value at the time of issuance is $0.50 per share.

PLAN OF DISTRIBUTION

        The selling stockholders, which as used herein include donees, pledgees, transferees or other successors-in-interest selling shares of common stock or interests in shares of common stock received after the date of this prospectus from a selling stockholder as a gift, pledge, partnership distribution or other transfer, may, from time to time, sell, transfer or otherwise dispose of any or all of their shares of common stock or interests in shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These dispositions may be at fixed prices, at the prevailing market price for the shares, at prices related to such market price, at varying prices or at negotiated prices.

        The selling stockholders may use any one or more of the following methods when disposing of shares or interests therein:

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  ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

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  block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

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  purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

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  an exchange distribution in accordance with the rules of the applicable exchange;

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  privately negotiated transactions;

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  short sales effected after the effective date of the registration statement of which this prospectus is a part;

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  through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

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  broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

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  a combination of any such methods of sale; and

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  any other method permitted pursuant to applicable law.

        The selling stockholders may, from time to time, pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus. The selling stockholders also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

        In connection with the sale of our common stock or interests therein, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The selling stockholders may also sell shares of our common stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

        The aggregate proceeds to the selling stockholders from the sale of the common stock offered by them will be the purchase price of the common stock less discounts or commissions, if any. Each of the selling stockholders reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of common stock to be made directly or through agents. We will not receive any of the proceeds from this offering.

        The selling stockholders also may resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act of 1933, provided that they meet the criteria and conform to the requirements of that rule.

        The selling stockholders and any underwriters, broker-dealers or agents that participate in the sale of the common stock or interests therein may be "underwriters" within the meaning of Section 2(11) of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of the shares may be underwriting discounts and commissions under the Securities Act. Selling stockholders who are "underwriters" within the meaning of Section 2(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act.

        To the extent required, the shares of our common stock to be sold, the names of the selling stockholders, the respective purchase prices and public offering prices, the names of any agents, dealer or underwriter, any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

        In order to comply with the securities laws of some states, if applicable, the common stock may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the common stock may not be sold unless it has been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

        We have advised the selling stockholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the selling stockholders and their affiliates. In addition, we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the selling stockholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The selling stockholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

        We have agreed to indemnify the selling stockholders against liabilities, including liabilities under the Securities Act and state securities laws, relating to the registration of the shares offered by this prospectus; provided however that we will not be required to indemnify any selling stockholder to the extent that any loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged untrue omission so made in conformity with information furnished to us in writing specifically for use in this prospectus and in the registration statement. Likewise, the selling stockholders have agreed to, severally but not jointly, indemnify and hold harmless, to the extent permitted by law, the Company, its directors, officers, employees, stockholders and each person who controls the Company against any losses, claims, damages, liabilities, and expenses resulting from any untrue statement of a material fact or any omission of a material fact made in this prospectus or any violation by such selling stockholders of any rule or regulation promulgated under the Securities Act applicable to such selling stockholders and relating to action or inaction required of such selling stockholders in connection with the distribution of securities offered in this prospectus. No selling stockholder, however, will be liable to the Company for amounts in excess of the net proceeds received from the sale of such selling stockholders' shares pursuant to this prospectus.

        We have agreed with the selling stockholders to keep the registration statement of which this prospectus constitutes a part effective until the earlier of (1) such time as all of the shares covered by this prospectus have been disposed of pursuant to and in accordance with the registration statement or (2) the date on which the shares may be sold pursuant to Rule 144(k) of the Securities Act.

Notice to California Investors Only

        In the State of California, sales will be limited to those California investors who (either individually or jointly with their spouse) have either: (i) a minimum net worth of not less than $250,000 (exclusive of their home, home furnishings, and automobile) and a gross annual income during 2004 and estimated during 2005 of $100,000 or more from all sources; or (ii) a minimum net worth of $500,000 (exclusive of their home, home furnishings, and automobile). Assets included in the computation of net worth may be valued at fair market value. Moreover, each California investor purchasing shares of common stock offered hereby will be required to execute a representation that it comes within one of the above-referenced categories in order for us to determine that all California investors meet the required suitability standards.

DESCRIPTION OF SECURITIES

Common Stock

        We are authorized to issue up to 40,000,000 shares of common stock with a par value of $0.001. As of July 15, 2005, there were 28,667,618 shares of common stock issued and outstanding. Each holder of issued and outstanding shares of our common stock will be entitled to one vote per share on all matters submitted to a vote of our stockholders. Holders of shares of common stock do not have cumulative voting rights. Therefore, the holders of more than 50% of the shares of common stock will have the ability to elect all of our directors.

        Subject to rights of any preferred stock then outstanding, holders of common stock are entitled to share ratably in dividends payable in cash, property or shares of our capital stock, when, as and if declared by our board of directors. We do not currently expect to pay any cash dividends on our common stock. Upon our voluntary or involuntary liquidation, dissolution or winding up, any assets remaining after prior payment in full of all of our liabilities and after prior payment in full of the liquidation preference of any preferred stock would be paid ratably to holders of common stock.

        All outstanding shares of common stock are, and any shares of common stock to be issued upon exercise of options and warrants will be, fully paid and non-assessable.

Preferred Stock

        We are authorized to issue up to 5,000,000 shares of preferred stock with a par value of $0.001. As of the date hereof, there were no shares of preferred stock issued and outstanding. The preferred stock may be issued as a class, without series or, if so determined from time to time by the Board of Directors, in one or more series. Our Board of Directors is authorized to determine, fix, alter or revoke any and all of the rights, preferences, privileges and restrictions and other terms of the preferred stock and any series thereof, including voting powers liquidation preferences, dividend rights, conversion rights, rights and terms of redemption and other rights, privileges, preferences and restrictions as shall be set forth in the resolutions of the Board of Directors providing for the issuance of such preferred stock. Our Board of Directors may issue shares of preferred stock with voting and conversion rights that could adversely affect the voting power of the holders of our common stock and may have the effect of delaying, deferring or preventing a change in control of our company. The issuance of authorized preferred stock requires the approval of the Board of Directors and no stockholder approval is needed.

Registration Rights

        In connection with the Acuitrek Acquisition as discussed in the section titled "Selling Stockholders," Unify has entered into a registration agreement with the selling stockholders. Pursuant to such registration agreement, Unify has agreed to register the common stock issued in the Acuitrek Acquisition (as such number may be adjusted from time to time). Under the registration rights agreement, we have agreed to file, at our expense, a registration statement covering the common stock and warrant shares on or prior to May 1, 2005 (the "Filing Deadline").

        Pursuant to the registration agreement, Unify has agreed to use commercially reasonable efforts to have the registration statement declared effective as soon as practicable and in any event with ninety (90) days from the date of filing, provided that this period will be extended for such period as Unify is actively negotiating effectiveness with the SEC staff. Unify further agreed to notify the selling stockholders as promptly as practicable, and in any event, within twenty-four (24) hours, after any registration statement is declared effective and to simultaneously provide the selling stockholders with copies of any related prospectus to be used in connection with the sale or other disposition of the securities covered in the registration statement.

        For not more than thirty (30) consecutive days or for a total of not more than ninety (90) days in any twelve (12) month period, Unify may delay the disclosure of material non-public information concerning Unify, by suspending the use of any prospectus included in any registration contemplated by the registration agreement containing such information, the disclosure of which at the time is not, in the good faith opinion of Unify, in the best interests of Unify (an "Allowed Delay"); provided, that Unify shall promptly (a) notify the selling stockholders in writing of the existence of (but in no event, without the prior written consent of a selling stockholder, shall Unify disclose to such selling stockholder any of the facts or circumstances regarding) material non-public information giving rise to an Allowed Delay, (b) advise the selling stockholders in writing to cease all sales under the registration statement until the end of the Allowed Delay and (c) use commercially reasonable efforts to terminate an Allowed Delay as promptly as practicable.

Transfer Agent and Registrar

        The transfer agent and registrar for our common stock is American Stock Transfer & Trust Company.

LEGAL MATTERS

        DLA Piper Rudnick Gray Cary US LLP will issue a legal opinion as to the validity of the issuance of the shares of common stock offered under this prospectus.

EXPERTS

        The financial statements of Unify Corporation, included in our annual report on Form 10-K for the year ended April 30, 2005 and the 2005 schedule appearing therein, have been audited by Grant Thornton LLP, independent registered public accounting firm, as set forth in their report thereon, which is incorporated by reference in this prospectus and registration statement. Such financial statements and schedule is incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

        The consolidated 2004 and 2003 financial statements of Unify Corporation appearing in Unify Corporation's Annual Report (Form 10-K) for the year ended April 30, 2005 including the 2004 and 2003 schedules appearing therein, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements and schedules are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

INFORMATION INCORPORATED BY REFERENCE

        The SEC allows us to "incorporate by reference" the information we have filed with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. We incorporate by reference the documents listed below which we have previously filed with the SEC:

  (1)
  our Annual Report on Form 10-K for the fiscal year ended April 30, 2005.

  (2)
  our Current Report on Form 8-K filed August 3, 2005.

  (3)
  our definitive proxy statement filed August 12, 2005.

        In addition, we will deliver a copy of any of the Reports noted above without charge, to each person receiving a copy of this prospectus. If you need an additional copy of such document, you may request copies, at no cost, by writing or telephoning us at the following address:

UNIFY CORPORATION
2101 Arena Blvd., Suite 100
Sacramento, California 95834
Attention: Chief Financial Officer
Telephone: (916) 928-6400

WHERE YOU CAN FIND MORE INFORMATION

        This prospectus is part of a registration statement on Form S-2 that we filed with the SEC. Certain information in the registration statement has been omitted from this prospectus in accordance with the rules and regulations of the SEC. We have also filed exhibits and schedules with the registration statement that are excluded from this prospectus. For further information you may:

  •
  read a copy of the registration statement, including the exhibits and schedules, without charge at the SEC's public reference rooms; or

  •
  obtain a copy from the SEC upon payment of the fees prescribed by the SEC.

        When a reference is made in this prospectus to any contract, agreement or other document, the reference may not be complete and you should refer to the copy of that contract, agreement or other document filed as an exhibit to the registration statement or to one of our previous SEC filings.

        We file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy any document we file at the public reference facilities of the SEC in Washington, D.C., Chicago, Illinois or New York, New York. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our SEC filings are also available to the public from the SEC's web site at http:\\www.sec.gov.

        No one (including any salesman or broker) is authorized to provide oral or written information about this offering that is not included in this prospectus.

UNIFY CORPORATION

2,020,833 Shares of Common Stock

PROSPECTUS

August 26, 2005

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TABLE OF CONTENTS
SUMMARY
RISK FACTORS
FORWARD-LOOKING INFORMATION
USE OF PROCEEDS
DETERMINATION OF OFFERING PRICE
SELLING STOCKHOLDERS
PLAN OF DISTRIBUTION
DESCRIPTION OF SECURITIES
LEGAL MATTERS
EXPERTS
INFORMATION INCORPORATED BY REFERENCE
UNIFY CORPORATION 2101 Arena Blvd., Suite 100 Sacramento, California 95834 Attention: Chief Financial Officer Telephone: (916) 928-6400
WHERE YOU CAN FIND MORE INFORMATION